                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      December 6, 2004 (November 4, 2004)


                            Surge Global Energy, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
            (State or jurisdiction of incorporation or organization)

                                    000-24269
                                    ---------
                            (Commission File Number)

                                   34-1454529
                                   ----------
                     (I.R.S. Employer Identification Number)

              12220 El Camino Real, Suite 410, San Diego, CA 92130
              ----------------------------------------------------
               (Address of principal executive offices (Zip Code)

                  Registrant's telephone number: 1-858-704-5010
                                                 --------------

                7090 Whipple Avenue, N.W., North Canton, OH 44720
                -------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement
            ------------------------------------------

         See disclosures in Item 5.02 below regarding an employment agreement with Mr. Fred Kelly entered into on November 26, 2004, a stock option granted to Mr. Kelly on November 30, 2004, a stock option granted to Mr. David Perez on November 4, 2004, an employment agreement with Mr. Perez dated November 30, 2004, and stock options granted to Mr. Perez on November 30, 2004.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            --------------------------------------------------------------------
            Appointment of Principal Officers.
            ----------------------------------

FRED KELLY, CHIEF EXECUTIVE OFFICER AND DIRECTOR
------------------------------------------------

         On November 26, 2004, Mr. Fred Kelly became our Chief Executive Officer and a director of our company. There were no arrangements or understandings between Mr. Kelly and any other person pursuant to which Mr. Kelly was selected as Chief Executive Officer or a director. There are no family relationships between Mr. Kelly and any other director or executive officer of our company.

         Mr. Kelly has 45 years of experience in the oil and gas business. From 1959 to 1965, he was a production and drilling engineer for Richfield Oil Corporation, and after its merger with Atlantic Refining Company in 1966, a drilling engineer for Atlantic Richfield Oil Corporation (ARCO). From 1966 to 1967, he performed sales and log interpretation for the then newly-introduced open-hole logging services of Perforating Guns of Canada. From 1967 to 1970, he served as a senior drilling engineer and then in gas supply for Esso Libya. From 1970 to 1983, he held various positions with Samedan Oil of Canada, including Division Manager for the Canadian division. In 1983, he transferred to Samedan Oil Corporation's Oklahoma office, where he became Vice President of Operations. In such position, he oversaw North American onshore and Gulf of Mexico offshore, and non-operated properties in North Africa, Indonesia, Southeast Asia and Equatorial Guinea in Africa. From 1990 to 2002, Mr. Kelly was Vice President of Operations for NAL Resources, where he was actively engaged in the acquisition and exploitation of oil and gas properties in Alberta, Saskatchewan, and Lake Erie in Ontario. Since his retirement from NAL Resources in 2002, he has been an independent oil and gas consultant.

         We have entered into an employment letter with Mr. Kelly pursuant to which he will be employed as Chief Executive Officer. Under the terms of the employment letter, Mr. Kelly will receive a starting salary of $100,000 per year, subject to review after 90 days, and he will be eligible to participate in bonus and benefits programs established by our company. He also received on November 30, 2004, a stock option to purchase 700,000 shares of common stock at an exercise price of $0.65 per share, vesting monthly over three years. The option has a term of ten years, subject to continuing service with our company. Mr. Kelly will also receive a signing bonus of $25,000 payable 90 days after his start date.

DAVID PEREZ, CHAIRMAN OF THE BOARD AND CHIEF OPERATING OFFICER
--------------------------------------------------------------

         On November 20, 2004, our board of directors elected Mr. David Perez, a director, as Chairman of the Board and Chief Operating Officer. There were no arrangements or understandings between Mr. Perez and any other person pursuant to which Mr. Perez was selected as Chairman of the Board or Chief Operating Officer. There are no family relationships between Mr. Perez and any other director or executive officer of our company.

         Mr. Perez has over 23 years of entrepreneurial and executive management experience. In 1986, Mr. Perez was the President and cofounder of Cellular Solutions Ltd., a wireless software development company. In 1990, Cellular Solutions Ltd. was sold to TeleSciences Inc., and Mr. Perez remained President of Cellular Solutions. From 1990 to 1992 Mr. Perez ran the TeleSciences wireless billing and operation support systems group. From 1992 to 1995, Mr. Perez provided consulting services for business development, customer acquisition and operational support systems for TeleSciences and other large telephone and cable TV operators. In 1994, Mr. Perez founded and became CEO of COM2001 Corporation, also known as alexis communications, inc., a developer of unified communications software for Application Service Providers (ASPs) and small- to large-scale enterprises. He continued in various executive positions at COM2001/alexis communications until 2001. Since 2001, Mr. Perez has been providing business development and private equity consulting services to venture capital groups and investment banks. Since October 2003, Mr. Perez has also been providing consulting services to companies engaged in mining, oil and gas exploration.

         In connection with Mr. Perez's appointment to our board on November 4, 2004, Mr. Perez was granted a ten-year option to purchase 400,000 shares of common stock at an exercise price of $0.65 per share. The option vested as to 275,000 of such shares immediately, and will vest as to the remaining 125,000 shares on November 4, 2005.

            On November 30, 2004, we entered into an employment agreement with Mr. Perez. The agreement is for a term of five years, and the term will automatically extend to ten years if during any of the first three fiscal years ending on or after January 1, 2005, our net income before income taxes, as adjusted, exceeds $1,500,000. Mr. Perez's base compensation will be $250,000 per year, subject to increases in the discretion of the board or the compensation committee. Mr. Perez will also be entitled to a performance bonus equal to 5% of our net income before income taxes, as adjusted, in excess of $500,000 for each fiscal year. Mr. Perez is also entitled to an automobile allowance, term life insurance on his behalf, reimbursement of legal expenses incurred in connection with his service as an officer and director of our company, and other benefits.

            Mr. Perez also became entitled to, and was granted on November 30, 2004, an option to purchase 3,000,000 shares of common stock at an exercise price of $.65 per share. The option has a life of ten years, subject to continuing service with our company. The option vested as to 1,000,000 of such shares immediately, and the balance will vest monthly over two years. Mr. Perez is also entitled to receive additional options for a number of shares equal to 14.3% of any additional equity we issue, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors. The additional options will have an exercise price equal to the price the issued securities are sold or deemed sold, will be immediately vested, and will have a life of ten years, subject to continuing service with our company.

            In the event we terminate the employment of Mr. Perez without cause, or Mr. Perez terminates his employment for certain defined reasons including our default under the employment agreement or a reduction in his duties or responsibilities, Mr. Perez will be entitled to receive a pro-rated bonus, plus, if such termination is within the first year of the term, a severance payment equal to $500,000 minus base compensation paid to the date of termination, or if such termination is after the first year of the term, a severance payment equal to four times his base compensation. Mr. Perez will also in such cases be entitled to an acceleration of vesting on all stock options he holds, and such options will remain exercisable for their full term. Should the compensation or benefits Mr. Perez receives under this agreement or his stock options be deemed to constitute a "parachute payment" under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Perez an additional payment to cover the excise taxes imposed by federal and state law on such parachute payment, and additional "gross-up" payments to cover further income taxes on such additional payments. If Mr. Perez offers to continue his employment at the end of the term and we do not accept such offer, it will be treated as a termination without cause. Mr. Perez will not be entitled to the foregoing severance benefits if he resigns due to non-payment of accrued base compensation before such time as we have raised at least $2 million in financing following the date of the agreement.

            On November 30, 2004, we also issued to Mr. Perez an option to purchase 600,000 shares of common stock at an exercise price of $0.65 per share. The option has a life of ten years, subject to continuing service with our company. The option vests monthly over three years. Mr. Perez currently holds options to purchase an aggregate of 4,000,000 shares of common stock, 1,275,000 of which are currently exercisable.

WILLIAM L. MILLER, RETIRED CHIEF EXECUTIVE OFFICER AND DIRECTOR
---------------------------------------------------------------

         On November 20, 2004, Mr. William L. Miller retired as Chief Executive Officer and from our board of directors. The board vacancy created by Mr. Miller's retirement was filled by the appointment of Mr. Kelly to the board.

Item 8.01   Other Events.
            -------------

         On November 20, 2004, our board of directors approved the relocation of the corporate headquarters to 12220 El Camino Real, Suite 410, San Diego, California 92130.


                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           Surge Global Energy, Inc.


Dated:  December 6, 2004                  By: /s/ David Perez
                                           ------------------------------------
                                           David Perez, Chief Operating Officer